AMENDMENT


      Amendment made as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996, as thereafter amended, between each of the investment companies listed on Schedule 1 hereto (each, a "Fund") and The Bank of New York ("Custodian") (such Master Custody Agreement hereinafter referred to as the "Custody Agreement").


                              W I T N E S S E T H :


      WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

      WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

      NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

      A.   The following new Article is hereby added to the Custody Agreement:

                              FOREIGN DEPOSITORIES

1. As used in this Article, the term "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified by Custodian to the Fund or its investment adviser(s) ("Adviser") from time to time, and (d) the respective successors and nominees of the foregoing.

2. Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its Adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise: (i) to provide the Fund or Adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund or Adviser of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

      B. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.


      IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.




                               EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1
                               HERETO




                               By: /s/ MURRAY L. SIMPSON
                                   ----------------------
                               Title: Vice President

                             Tax Identification No:




                              THE BANK OF NEW YORK




                               By: /s/ IRA R. ROSNER
                                   ------------------
                               Title: Ira R. Rosner
                                      Vice President


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                      AMENDMENT TO MASTER CUSTODY AGREEMENT

                                   SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001.

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INVESTMENT COMPANY                           ORGANIZATION                       SERIES ---(IF APPLICABLE)
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Franklin Custodian Funds, Inc.               Maryland Corporation               DynaTech Series
                                                                                Growth Series
                                                                                Income Series
                                                                                Utilities Series

Franklin Floating Rate Master Trust          Delaware Business Trust            Franklin Floating Rate Master Series Trust

Franklin Gold and Precious Metals Fund       Delaware Business Trust

Franklin Growth and Income Fund              Delaware Business Trust

Franklin High Income Trust                   Delaware Business Trust            AGE High Income Fund

Franklin Investors Securities Trust          Massachusetts Business Trust       Franklin Convertible Securities Fund
                                                                                Franklin Equity Income Fund
                                                                                Franklin Floating Rate Daily Access Fund
                                                                                Franklin Global Government Income Fund
                                                                                Franklin Total Return Fund

Franklin Managed Trust                       Delaware Business Trust            Franklin Rising Dividends Fund

Franklin Mutual Series Fund Inc.             Maryland Corporation               Mutual Beacon Fund
                                                                                Mutual Discovery Fund
                                                                                Mutual European Fund
                                                                                Mutual Financial Services Fund
                                                                                Mutual Qualified Fund
                                                                                Mutual Shares Fund

Franklin Real Estate Securities Trust        Delaware Business Trust            Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio        Delaware Business Trust

Franklin Strategic Series                    Delaware Business Trust            Franklin Aggressive Growth Fund
                                                                                Franklin Biotechnology Discovery Fund
                                                                                Franklin Blue Chip Fund
                                                                                Franklin Global Communications Fund
                                                                                Franklin Global Health Care Fund
                                                                                Franklin Large Cap Growth Fund
                                                                                Franklin Natural Resources Fund
                                                                                Franklin Small Cap Growth Fund I
                                                                                Franklin Small Cap Growth Fund II
                                                                                Franklin Strategic Income Fund
                                                                                Franklin Technology Fund
                                                                                Franklin U.S. Long-Short Fund

Franklin Templeton Fund Allocator Series                                        Franklin Templeton Conservative Target Fund
                                                                                Franklin Templeton Moderate Target Fund
                                                                                Franklin Templeton Growth Target Fund

Franklin Templeton International Trust                                          Templeton Pacific Growth Fund

Franklin Templeton Variable Insurance        Massachusetts Business Fund        Franklin Aggressive Growth Securities Fund
 Products Trust                                                                 Franklin Global Communications Securities Fund
                                                                                Franklin Global Health Care Securities Fund
                                                                                Franklin Growth and Income Securities Fund
                                                                                Franklin High Income Fund
                                                                                Franklin Income Securities Fund
                                                                                Franklin Large Cap Growth Securities Fund
                                                                                Franklin Money Market Fund
                                                                                Franklin Natural Resources Securities Fund
                                                                                Franklin Real Estate Fund
                                                                                Franklin Rising Dividends Securities Fund
                                                                                Franklin Small Cap Fund
                                                                                Franklin Strategic Income Securities Fund
                                                                                Franklin S&P 500 Index Fund
                                                                                Franklin Technology Securities Fund
                                                                                Franklin U.S. Government Fund
                                                                                Franklin Value Securities Fund
                                                                                Franklin Zero Coupon Fund - 2005
                                                                                Franklin Zero Coupon Fund - 2010
                                                                                Mutual Discovery Securities Fund
                                                                                Mutual Shares Securities Fund
                                                                                Templeton Global Income Securities Fund

Franklin Value Investors Trust               Massachusetts Business Trust       Franklin Balance Sheet Investment Fund
                                                                                Franklin Large Cap Value Fund
                                                                                Franklin MicroCap Value Fund
                                                                                Franklin Value Fund

CLOSED END FUNDS:

Franklin Floating Rate Trust                 Delaware Business Trust

Franklin Multi-Income Trust                  Massachusetts Business Trust

Franklin Universal Trust                     Massachusetts Business Trust
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                                                                                                                 Revised 5/1/01
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